Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 filed on May 6, 2005 (No. 333-124145) of our report dated March 16, 2004 (Except for Note 2, as to which the date is June 15, 2004) relating to the 2002 and 2003 financial statements of Endeavour International Corporation which appears on page 33 of the 2004 Form 10-K Annual Report and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois, USA

May 6, 2005